Exhibit 2.2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

:
In re: ATLAS RESOURCE PARTNERS, L.P., et al., Debtors.[1]	: : : : : : :	Chapter 11 Case No. 16-12149 (SHL) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

(I) APPROVING THE DEBTORS’ (A) DISCLOSURE STATEMENT

DATED JULY 25, 2016 AND (B) SOLICITATION OF VOTES AND

SOLICITATION PROCEDURES AND (II) CONFIRMING

THE PREPACKAGED PLAN OF REORGANIZATION OF THE

DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Atlas Resource Partners, L.P. (“ARP”) and certain of its affiliates (each, a “Debtor” and, collectively, the “Debtors”) in the above-referenced chapter 11 cases having proposed and filed (i) the Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code dated July 25, 2016 and filed with the Court on July 28, 2016 (as the same has been or may be further modified or supplemented, including by the Plan Supplement (as defined below), the “Plan”)2 (Docket No. 16), a copy of which is annexed hereto as Exhibit A, and those certain supplements to the Plan, dated and filed with the Court on August

[1]	The Debtors and the last four digits of their taxpayer identification numbers (as applicable) are as follows: Atlas Resource Partners, L.P. (1625), ARP Barnett Pipeline, LLC (2295), ARP Barnett, LLC (2567), ARP Eagle Ford, LLC (6894), ARP Mountaineer Production, LLC (9365), ARP Oklahoma, LLC (5193), ARP Production Company, LLC (9968), ARP Rangely Production, LLC (1625), Atlas Barnett, LLC (4688), Atlas Energy Colorado, LLC (0015), Atlas Energy Indiana, LLC (0546), Atlas Energy Ohio, LLC (5198), Atlas Energy Securities, LLC (5987), Atlas Energy Tennessee, LLC (0794), Atlas Noble, LLC (5139), Atlas Pipeline Tennessee, LLC (4919), Atlas Resource Finance Corporation (2516), Atlas Resource Partners Holdings, LLC (5285), Atlas Resources, LLC (2875), ATLS Production Company, LLC (0124), REI-NY, LLC (5147), Resource Energy, LLC (5174), Resource Well Services, LLC (5162), Viking Resources, LLC (5124). The address of the Debtors’ corporate headquarters is Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, PA 15275.
[2]	Capitalized terms not defined herein shall having the meaning ascribed to them in the Plan. Capitalized terms not defined herein or in the Plan shall have the meaning ascribed to them in the Plan Supplement.

17, 2016 and August 24, 2016 (as the documents contained therein have been or may be further amended or supplemented, in each case in accordance with the Plan and the Restructuring Support Agreement, the “Plan Supplement”) (Docket Nos. 97 & 117) and the Disclosure Statement for the Plan, dated July 25, 2016, and filed with the Court on July 28, 2016 (the “Disclosure Statement”) (Docket No. 17); and the Court on July 29, 2016 having entered the Order (I) Scheduling a Combined Hearing on the Adequacy of the Disclosure Statement and Confirmation of the Plan, (II) Establishing Procedures in Connection with the Disclosure Statement and the Plan, (III) Directing Deferral of the Section 341(A) Meeting until Confirmation of the Plan, (IV) Approving the Form, Manner, and Sufficiency of Notice of the Combined Hearing, and Commencement of the Chapter 11 Cases, and (V) Granting Related Relief (Docket No. 41) (the “Scheduling Order” and the underlying motion, the “Scheduling Motion”) which, among other things, (i) scheduled a combined hearing (the “Combined Hearing”) for August 26, 2016 and set an objection deadline of 12:00 p.m. (prevailing Eastern time) on August 19, 2016, for (a) approval of (x) the adequacy of the solicitation procedures used in connection with the prepetition solicitation (and prepetition and postpetition tabulation) of votes to accept or reject the Plan (the “Solicitation Procedures”) and (y) the Disclosure Statement and (b) confirmation of the Plan; (ii) approved the form and manner of the notice of the Combined Hearing, and commencement of the Chapter 11 Cases (as defined below); and (iii) approved the form of ballots for voting on the Plan (the “Ballots”), in the forms attached as Exhibit D to the Scheduling Motion, having been duly transmitted to holders of Claims in Classes 3, 4, and 5 (the “Voting Classes”); and the Court having conducted the Combined Hearing on August 26, 2016; and the Ballots having been tabulated in the manner set forth in the Declaration of Jane Sullivan of Epiq Corporate Restructuring Regarding Service of Solicitation

Packages and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resources, L.P., et al., Pursuant to Chapter 11 of the Bankruptcy Code (Docket No. 120) (the “Solicitation and Voting Declaration”); and the Court having considered the Solicitation and Voting Declaration; the Declaration Of Kevin M. Cofsky In Support Of The Debtors Prepackaged Plan Of Reorganization Pursuant To Chapter 11 Of The Bankruptcy Code (Docket No. 114) (the “Cofsky Declaration”), the Declaration Of Jeffrey M. Slotterback In Support Of The Debtors Request For (I) Approval Of (A) Disclosure Statement, (B) Solicitation Of Votes And Voting Procedures, And (C) Form Of Ballots And (II) Confirmation Of Joint Prepackaged Chapter 11 Plan Of Reorganization Of Atlas Resource Partners, L.P., Et Al., Pursuant To Chapter 11 Of The Bankruptcy Code (Docket No. 116), each admitted into evidence at the Combined Hearing, and the Debtors’ Memorandum of Law in Support of Entry of an Order (I) Approving (A) the Debtors’ Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, and (B) the Solicitation Procedures, and (II) Confirming the Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (Docket No. 111); and the Court having considered (i) the unresolved objections filed in opposition to confirmation of the Plan (Docket Nos. 85, 101 & 103) (collectively, the “Objections”), and (ii) the arguments of counsel, testimony and evidence presented at the Combined Hearing; and the Court being familiar with the Plan, the Disclosure Statement and other relevant factors affecting these Chapter 11 Cases; and the Court having found that due and proper notice has been given with respect to the Combined Hearing and the deadlines and procedures for filing objections to the Disclosure Statement and confirmation of the Plan in accordance with the Scheduling Order, the Amended Procedural Guidelines for Prepackaged Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York, as amended, effective June 27, 2013

(as incorporated by Local Bankruptcy Rule 3018-2 and General Order M-454) (the “Guidelines”), title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Bankruptcy Rules for the Southern District of New York (the “Local Bankruptcy Rules”), and all other applicable laws, rules, and regulations, in each case as established by the affidavits of service, mailing, and/or publication filed with this Court prior to the Combined Hearing (collectively, the “Notice Affidavits”), and all such objections being consensually resolved, withdrawn, or overruled on the merits; and the appearance of all interested parties having been duly noted in the record of the Combined Hearing; and upon the record of the Combined Hearing, and after due deliberation thereon and good and sufficient cause appearing therefor,

FINDINGS OF FACTS AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Findings and Conclusions. The findings and conclusions set forth herein and on the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Court has jurisdiction over this matter and these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Approval of the Disclosure Statement and Solicitation and confirmation of the Plan are core proceedings pursuant to 28 U.S.C. § 157(b)(2)(L), 28 U.S.C § 1334, and the Amended Standing Order of Reference M-431, dated January 31, 2012 (Preska, C.J.). This Court has jurisdiction to enter a final order with respect thereto. The Court has jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are proper debtors under section 109 of the Bankruptcy Code and are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

C. Chapter 11 Petitions. On July 27, 2016 (the “Petition Date”), each Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code in this Court (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No committee of unsecured creditors or other statutory committee has been appointed under section 1102 of the Bankruptcy Code. Further, in accordance with an order of this Court, the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

E. Objections Overruled. All parties have had a full and fair opportunity to litigate all issues raised by objections to confirmation of the Plan. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Solicitation Procedures, the Disclosure Statement, or the confirmation of the Plan, are OVERRULED on the merits.

F. Burden of Proof. The Debtors have the burden of proving all elements of (x) sections 1129(a) of the Bankruptcy Code or (y) sections 1129(a) (other than 1129(a)(8)) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence. Each Debtor has met such burden.

G. Adequacy of Disclosure Statement. The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of all applicable non-bankruptcy law, (b) contains “adequate information” as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects. The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).

H. Ballots. The Classes of Claims entitled to vote to accept or reject the Plan (the “Voting Classes”) are as follows:

Class	Designation
3	First Lien Claims
4	Second Lien Claims
5	Notes Claims

I. The Ballots the Debtors used to solicit votes to accept or reject the Plan from the holders of Claims in the Voting Classes adequately addressed the particular needs of the Chapter 11 Cases and were appropriate for the holders of Claims in the Voting Classes to use to vote to accept or reject the Plan and to make any elections, including to opt-out of third-party releases set forth in Article VIII of the Plan. No other or further ballots were required.

J. Prepetition Solicitation. Prior to the Petition Date, on July 25, 2016, the Debtors, through their solicitation agent, Epiq Bankruptcy Solutions, LLC (“Epiq”) caused the Plan (excluding the Plan Supplement), the Disclosure Statement (which included as exhibits thereto, among other things, the Restructuring Support Agreement and all exhibits thereto), and the applicable Ballots (collectively, the “Solicitation Packages”), to be transmitted and served in compliance with sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws and regulations applicable to such solicitation. The Solicitation Packages were transmitted to holders of Claims in the Voting Classes. The instructions on the respective Ballots advised parties that (i) for a Ballot (or Master Ballot, as appropriate) to be counted with respect to Claims in Voting Classes 3, 4 or 5, such Ballot would have to be properly completed, signed, and returned so that it was actually received by Epiq by no later than 5:00 p.m. (prevailing Eastern time) on August 23, 2016 (the “Voting Deadline”). The period during which the Debtors solicited acceptances of the Plan was a reasonable period of time for holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan. The Debtors were not required to solicit votes from the holders of Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), or Class 8 (Intercompany Equity Interests) (other than with respect to ARP’s Intercompany Equity Interest in Atlas Resource Partners Holdings, LLC), (collectively, the “Unimpaired Claims”) as each such Class is Unimpaired under the Plan. The Debtors were also not required to solicit votes from the holders of Equity Interests in Class 9 (ARP Equity Interests), as that Class is deemed to reject the Plan. Classes 1, 2, 6, 7, 8, and 9 are collectively referred to as the “Non-Voting Classes.” As described in, and as evidenced by, the Solicitation and Voting Declaration, the transmittal and service of the Solicitation Packages (the “Solicitation”) were timely, adequate and sufficient under the circumstances, and no other or further notice was or shall be required. The Solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, and any other applicable rules, laws, and regulations. The Debtors, Reorganized Debtors, the Restructuring Support Parties, and each of their respective affiliates, officers, directors, counsel, advisors, and agents are entitled to the protection of section 1125(e) of the Bankruptcy Code. The continued receipt and tabulation of Ballots from holders of Claims in Classes 3, 4, and 5 after the Petition Date was proper and in compliance with Bankruptcy Code section 1125(g).

K. Tabulation Results. On August 25, 2016, the Debtors, through Epiq, filed the Solicitation and Voting Declaration, certifying that of the Ballots cast, 100% in amount and 100% in number of holders of Allowed Claims in Class 3 (First Lien Claims), 100% in amount and 100% in number of holders of Allowed Claims in Class 4 (Second Lien Claims), and 99.91% in amount and 95.98% in number of holders of Allowed Claims in Class 5 (Notes Claim) that have accepted or rejected the Plan have voted to accept the Plan. Accordingly, pursuant to the requirements of section 1126 of the Bankruptcy Code, the Court finds that Classes 3, 4, and 5 accepted the Plan. Moreover, all procedures used to tabulate the Ballots were fair, reasonable, and complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, and all other applicable rules, laws, and regulations. As described below, (a) those creditors holding Claims in the Voting Classes who submitted a Ballot voting to reject the Plan and chose not to opt out of the Releases (as defined below) are deemed to have accepted the Releases; (b) those who voted to accept the Plan are automatically deemed to accept the Releases; and (c) those who elected not to return a Ballot are not automatically deemed to accept the Releases.

L. Voting. As evidenced by the Solicitation and Voting Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, the Disclosure Statement, and all applicable non-bankruptcy laws, rules, or regulations.

M. Compliance with Bankruptcy Rule 3016. The Plan is dated and identifies the Entities submitting and filing it, thereby complying with Bankruptcy Rule 3016(a). The filing of the Disclosure Statement complies with Bankruptcy Rule 3016(b).

N. Plan Supplement. On August 17, 2016, the Debtors filed the Plan Supplement, which includes, among other things, forms of (i) the Exit Facility Credit Agreement, (ii) the Amended and Restated Second Lien Credit Agreement, (iii) the Limited Liability Company Agreement of Titan Energy, LLC, (iv) the Amended and Restated Limited Liability Company Agreement of Titan Energy, LLC, (v) the Limited Liability Company Agreement of Titan Energy Operating, LLC, (vi) the Identification of Directors of Titan Energy, LLC, (vii) the Delegation of Management Agreement, (viii) the Tax Matters Agreement, (ix) the Management Incentive Plan for Titan Energy, LLC, (x) the Form of Initial Award for Management Incentive Plan, and (xi) the Registration Rights Agreement (Docket No. 97). On August 24, 2016, the Debtors filed amended versions of the Exit Facility Credit Agreement, the Amended and Restated Second Lien Credit Agreement, the Amended and Restated Limited Liability Company Agreement of Titan Energy, LLC; the Amended and Restated Limited Liability Company Agreement of Titan Energy Operating, LLC, the Delegation of Management Agreement, and the Registration Rights Agreement as part of the Plan Supplement (Docket No. 117). All such materials comply with the terms of the Plan, and their filing and the notice provided by such filing complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, and all other applicable rules, laws, and regulations, and no other or further notice of the materials in the Plan Supplement is or shall be required.

O. Notice. As evidenced by the Notice Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, the Plan Supplement, the Combined Hearing, the Voting Deadline, and all deadlines for objecting to the Disclosure Statement and the Plan, has been provided to: (a) known Holders of Claims and Equity Interests, (b) parties that requested notice in accordance with Bankruptcy Rule 2002, (c) all other parties included in the Debtors’ creditor and notice party matrix maintained by Epiq, and (d) any such other party entitled to notice pursuant to Local Bankruptcy Rule 9013-1(b). Notice of the Combined Hearing was actually mailed to all known Holders of Claims and Equity Interest holders as of the Petition Date, and was also published in the New York Times (National Edition) on August 3, 2016 and USA Today on August 3, 2016. See Notice Affidavits (Docket No. 72). In addition, on July 28, 2016, the Debtors filed a Form 8-K with the Securities Exchange Commission announcing the commencement of these Chapter 11 Cases. Such notice was adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020, the Guidelines and other applicable law and rules, and no other or further notice is or shall be required.

STANDARDS FOR CONFIRMATION

UNDER SECTION 1129 OF THE BANKRUPTCY CODE

P. The Debtors, as proponents of the Plan, have met their burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation of the Plan. The evidentiary record of the Combined Hearing supports the findings of fact and conclusions of law set forth in the following paragraphs.

Q. Plan’s Compliance with Bankruptcy Code (11 U.S.C. §1129(a)(1)). The Plan complies with each applicable provision of the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests (other than Administrative Claims, Fee Claims, Priority Tax Claims and statutory fees, which are addressed in Article II of the Plan and which are not required to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code) into nine Classes, based on differences in the legal nature or priority of such Claims and Interests. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

i.	Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). Article III of the Plan provides for the separate classification of Claims and Interests into nine Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims and Interests, respectively. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Equity Interests within that Class. The Plan, therefore, satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

ii.	Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Claims in Classes 1, 2, 6, 7, and 8 (other than with respect to ARP’s Intercompany Equity Interest in Atlas Resource Partners Holdings, LLC) are Unimpaired under the Plan within the meaning of section 1123 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code. Article II of the Plan specifies that Allowed Administrative Claims, Fee Claims, Priority Tax Claims and U.S. Trustee fees will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.

iii.	Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Claims in Classes 3, 4, 5, 8 (with respect to ARP’s Intercompany Equity Interest in Atlas Resource Partners Holdings, LLC), and 9 as Impaired and specifies the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

iv.	No Discrimination (11 U.S.C. § 1123(a)(4)). In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest within a particular Class unless the holder of such a Claim or Interest has agreed to less favorable treatment.

v.	Implementation of the Plan (11 U.S.C. § 1123(a)(5)). In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including the Plan Supplement, provides detailed, adequate and proper means for its implementation.

vi.	Non-Voting Equity Securities/Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). In accordance with section 1123(a)(6) of the Bankruptcy Code, the Corporate Governance Documents of Titan Energy, LLC and Titan Energy Operating, LLC contain provisions prohibiting the issuance of non-voting equity securities and providing for the appropriate distribution of voting power among all classes of equity securities authorized for issuance under the Plan, and following the Effective Date.

vii.	Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). In accordance with section 1123(a)(7) of the Bankruptcy Code, Article V of the Plan contains provisions regarding the manner of selection of the Reorganized Debtors’ directors and officers that are consistent with the interests of all holders of Claims and Interests and public policy. The initial directors and officers of the Reorganized Debtors Class A Directors were disclosed prior to the Combined Hearing as part of the Plan Supplement.

viii.	Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). In accordance with section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs or leaves Unimpaired, as the case may be, each Class of Claims and Interests.

ix.	Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VI of the Plan provides for the assumption, assumption and assignment, or rejection, if applicable, of the Executory Contracts and Unexpired Leases of the Debtors that have not been previously assumed or assumed and assigned pursuant to section 365 of the Bankruptcy Code.

x.	Settlement and Preservation of Claims and Causes of Action (11 U.S.C. § 1123(b)(3)). In accordance with section 1123(b)(3) of the Bankruptcy Code and pursuant to Bankruptcy Rule 9019, the Plan provides for the good faith compromise and settlement among the Debtors and the Restructuring Support Parties. In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Article VIII.B of the Plan), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

xi.	Modification of Rights (11 U.S.C. § 1123(b)(5)). In accordance with section 1123(b)(5) of the Bankruptcy Code, Article III of the Plan modifies or leaves unaffected, as the case may be, the rights of certain holders of Claims and Interests in Classes 1 through 9.

xii.	Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). In accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code.

xiii.	Debtors Are Not Individuals (11 U.S.C. § 1123(c)). The Debtors are not individuals and section 1123(c) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

xiv.	Cure of Defaults (11 U.S.C. § 1123(d)). In accordance with section 1123(d) of the Bankruptcy Code, Article VI.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All Cure Claims will be determined in accordance with the underlying agreements and applicable law.

R. Plan Proponent Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors, as plan proponents, have complied with all applicable provisions of the Bankruptcy Code. Specifically:

i.	Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code;

ii.	The Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, applicable non-bankruptcy law, and all other applicable laws, rules, and regulations in transmitting the Solicitation Packages, the Plan Supplement and related documents and notices and in soliciting and tabulating the votes on the Plan; and

iii.	The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

S. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Plan has been proposed in good faith and not by any means forbidden by law. The Plan is based upon the Restructuring Support Agreement entered into by the Debtors and the Restructuring Support Parties on July 25, 2016. The Court approved the assumption of the Restructuring Support Agreement as being, among other things, within the Debtors’ reasonable business judgment on August 26, 2016 (Docket No. 129). To implement the terms of the Restructuring Support Agreement and the Plan, the Debtors commenced the Chapter 11 Cases with a good faith belief that they were in need of reorganization and that the reorganization contemplated in the Restructuring Support Agreement and the Plan were the best restructuring alternatives available to the Debtors. The Plan was negotiated and proposed with the intention of accomplishing a successful reorganization, and for no ulterior purpose. The Debtors’ and Restructuring Support Parties’ good faith is evident from the facts and records of the Chapter 11 Cases, the Disclosure Statement, the Plan, the record of the Combined Hearing and the other proceedings in these Chapter 11 Cases. The Plan fairly achieves a result consistent with the objectives and purposes of the Bankruptcy Code, including the provisions of the Bankruptcy Code favoring consensual reorganization such as “prepackaged” chapter 11 cases and is consistent with other prepackaged cases that have been filed before this Court. In so finding, the Court has considered the totality of the circumstances in these Chapter 11 Cases. The Plan is the result of extensive good faith, arm’s-length negotiations between the Debtors and certain of their principal constituencies, including the Restructuring Support Parties. As evidenced by the overwhelming acceptance of the Plan by each of the Voting Classes, the Plan achieves the goal of consensual reorganization embodied by the Bankruptcy Code. The Debtors, the Restructuring Support Parties and each of their respective partners, officers, directors, employees, advisors and professionals (i) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, and transfers contemplated thereby, and (ii)

will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan, including, but not limited to, the Plan Supplement documents, and (b) take any actions authorized and directed or contemplated by this Confirmation Order. Thus, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

T. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

U. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). To the extent such information is available, the Debtors have disclosed: (1) the identities of the officers and directors of the Reorganized Debtors and (2) the identity and nature of any compensation of any insiders that will be employed or retained by the Reorganized Debtors. The compensation of the Reorganized Debtors’ directors will be consistent with Reorganized Debtors’ applicable constituent documents and, with respect to the Class B Directors, reasonably acceptable to the Required Consenting Noteholders and Required Consenting Second Lien Lenders. The proposed directors and officers for the Reorganized Debtors are qualified and their appointment to, or continuance in, such offices is consistent with the interests of holders of Claims and Interests and with public policy. Accordingly, the Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.

V. No Rate Changes (11 U.S.C. § 1129(a)(6)). Bankruptcy Code section 1129(a)(6) is not applicable to these Chapter 11 Cases. The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency.

W. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The liquidation analysis set forth in the Disclosure Statement and other evidence proffered or adduced at or prior to, or in declarations filed in connection with, the Combined Hearing, including the Cofsky Declaration, (i) are reasonable, persuasive, accurate and credible, (ii) use reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by any other evidence, and (iv) establish that each holder of an Allowed Claim or Equity Interest in an Impaired Class either (a) has accepted the Plan or (b) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would have received if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

X. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1 (Non-Tax Priority Claims), 2 (Other Secured Claims), 6 (General Unsecured Claims), and 7 (Intercompany Claims), are Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. As set forth in the Solicitation and Voting Declaration, Classes 3 (First Lien Claims), 4 (Second Lien Claims), and 5 (Notes Claims) have voted to accept the Plan. The Plan has not been accepted by all Impaired Classes because ARP’s Equity Interest in Atlas Resource Partners Holdings, LLC in Class 8 (Intercompany Equity Interests) and Equity Interests in Class 9 (ARP Equity Interests) (including section 510(b) Claims) are deemed to have rejected the Plan. Nevertheless, the Plan is confirmable because it does not discriminate unfairly and is fair and equitable with respect to ARP’s Intercompany Equity Interest in Atlas Resource Partners Holdings, LLC in Class 8 (Intercompany Equity Interests) or Class 9 (ARP Equity Interests) (including section 510(b) Claims) and thus satisfies section 1129(b)(1) of the Bankruptcy Code.

Y. Treatment of Administrative Claims, Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The Plan provides treatment for Administrative Claims, Priority Tax Claims and Other Priority Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code.

Z. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). As evidenced by the Solicitation and Voting Declaration, the Plan has been accepted by three classes of Impaired Claims that are entitled to vote on the Plan (i.e., Classes 3 (First Lien Claims), 4 (Second Lien Claims), and 5 (Notes Claims)), determined without including any acceptance of the Plan by any “insider” (as that term is defined in section 101(31) of the Bankruptcy Code).

AA. Feasibility (11 U.S.C. § 1129(a)(11)). The Plan is feasible, within the meaning of section 1129(a)(11) of the Bankruptcy Code. The Debtors’ projections of the capitalization and financial information of the Reorganized Debtors as of the Effective Date are reasonable and made in good faith. There is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors.

BB. Payment of Certain Fees (11 U.S.C. § 1129(a)(12)). The Plan provides that fees payable pursuant to 28 U.S.C. § 1930 and due and owing to the U.S. Trustee at the time of the Combined Hearing will be paid by the Debtors on the Effective Date. After the Effective Date, the Reorganized Debtors will pay the quarterly fees due to the U.S. Trustee for the Reorganized Debtors until the entry of a final decree in the Chapter 11 Cases or until the Chapter 11 Cases are converted or dismissed.

CC. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). To the extent section 1129(a)(13) of the Bankruptcy Code is applicable to the Debtors, the Reorganized Debtors shall continue to pay, in accordance with applicable law, retiree benefits (as defined in section 1114 of the Bankruptcy Code) if any, for the period during which the Debtors have obligated themselves to provide such benefits, thereby satisfying section 1129(a)(13) of the Bankruptcy Code.

DD. Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15)) and (16). Sections 1129(a)(14), (15) and (16) of the Bankruptcy Code do not apply to the Chapter 11 Cases as the Debtors owe no domestic support obligations, are not individuals and are not nonprofit corporations.

EE. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). The Plan satisfies section 1129(b) of the Bankruptcy Code with respect to 8 (Intercompany Equity Interests) (solely with respect to ARP’s Intercompany Equity Interest in Atlas Resource Partners Holdings, LLC) and Class 9 (ARP Equity Interests), the only non-accepting Impaired Classes (the “Non-Accepting Classes”). The evidence proffered or adduced at, or prior to, the Combined Hearing is persuasive and credible, has not been controverted by other credible evidence, and establishes that the Plan does not discriminate unfairly and is fair and equitable with respect to the Non-Accepting Classes, as required by section 1129(b)(2)(C) of the Bankruptcy Code because (a) no holder of a Claim or Equity Interest will receive more than it is legally entitled to receive on account of its Claim or Equity Interest and (b) the Plan does not provide a recovery on account of any Claim or Equity Interest that is junior to the Non-Accepting Classes. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by the Non-Accepting Classes.

FF. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan filed in each of the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code has been satisfied.

GG. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). No party in interest has requested that the Court deny Confirmation of the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

HH. Good Faith Solicitation (11 U.S.C § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Combined Hearing, the Debtors and the other Exculpated Parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII(D) of the Plan and (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Guidelines, the Scheduling Order, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to the Plan, including the execution, delivery and performance of the Restructuring Support Agreement and solicitation of acceptances of the Plan, and (ii) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan.

II. Satisfaction of Confirmation Requirements. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan and the Debtors as proponents of the Plan satisfy the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

JJ. Retention of Jurisdiction. Subject to the terms of Article XI of the Plan and this Confirmation Order (including paragraph 26(g) hereof), upon the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases.

KK. To the extent that the Debtors’ Solicitation of the Plan is deemed to constitute an offer of new securities, the Company’s prepetition Solicitation shall be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) (and of any equivalent state securities or “blue sky” law) pursuant to section 3(a)(9), which provides that the Securities Act shall not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange,” 15 U.S.C. § 77c(9), and/or section 4(a)(2), which exempts from registration under the Securities Act “all ‘transactions by an issuer not involving any public offerings,” 15 U.S.C. § 77d(2), and the “safe harbor” provisions set forth in 17 C.F.R. § 506 (17 C.F.R. § 203, 501 et seq., being “Regulation D”).

LL. The issuance of the Titan Energy, LLC Shares under Article V.F of the Plan shall be exempt under section 1145(a) of the Bankruptcy Code from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities.

IMPLEMENTATION OF THE PLAN

MM. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, are essential elements of the Plan and consummation of each such agreement is in the best interests of the Debtors, the Estates and holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining to enter into the contemplated agreements, and the agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable, and shall, upon the occurrence of the Effective Date and completion of documentation and execution (including the documentation of the Exit Facility and the Loan Documents (as defined in the Amended and Restated Second Lien Credit Agreement) and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of either of the foregoing), be valid, binding, and enforceable agreements and not be in conflict with any federal or state law. Upon the Effective Date, all such agreements and documents shall bind any holder of a Claim or Equity Interest and such holders’ respective successors and assigns, whether or not the Claim or Equity Interest is Impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to a distribution under the Plan.

NN. Names of Certain Reorganized Debtors and Affiliates. Before the Effective Date, through the Amended Organizational Documents, the creation of new legal entities and/or the conversion of existing Debtor entities, the Debtors accomplished the necessary steps such that the names of the following Reorganized Debtors and affiliate as defined in the Plan shall be as follows upon emergence: New HoldCo shall mean Titan Energy, LLC, a Delaware limited liability company; New OpCo LLC shall mean Titan Energy Operating, LLC, a Delaware limited liability company; and ARP Mgt LLC shall mean Titan Energy Management, LLC, a Delaware limited liability company.

AMENDED AND RESTATED LOAN FACILITIES

OO. The Exit Facility and the amended and restated second-priority secured credit facility entered into by the Reorganized Debtors, the Amended and Restated Second Lien Agent (as defined below), and the Amended and Restated Second Lien Lenders (as defined below) under the Loan Documents (as defined in the Amended and Restated Second Lien Credit Agreement, and hereinafter, the “Amended and Restated Second Lien Loan Documents”) (the “Amended and Restated Second Lien Loan Facility,” and, together with the Exit Facility, the “Amended and Restated Loan Facilities”) are essential elements of the Plan, were proposed in good faith, are critical to the success and feasibility of the Plan and are necessary and appropriate for consummation and implementation of the Plan and the transactions contemplated thereby and to the operation of the Reorganized Debtors. Each of the Amended and Restated Loan Facilities constitutes reasonably equivalent value and fair and valuable consideration and is in the best interests of the Debtors, their Estates and creditors, the Reorganized Debtors, and all other parties in interest. Wells Fargo Bank, N.A. as administrative agent under the Exit Facility (the “Exit Facility Agent”), Wilmington Trust, National Association as administrative agent under the Amended and Restated Second Lien Credit Agreement (the “Amended and Restated Second Lien Agent,” collectively with the Exit Facility Agent, the “Amended and Restated Loan Agents”), the lenders party to the Exit Facility (the “Exit Facility Lenders”), the lenders party to the Amended and Restated Second Lien Loan Facility (the “Amended and Restated Second Lien Lenders,” collectively, with the Exit Facility Lenders, the “Amended and Restated Lenders”) and each of their respective agents, affiliates, current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives, participated in good faith, arm’s length negotiations with respect to the Amended and Restated Loan Facilities, respectively, and with respect to all other agreements, instruments, and ancillary documents to be executed and/or delivered in connection with the foregoing (including, but not limited to, the Amended and Restated Loan Facility Documents (defined below)). Any credit extended, letters of credit issued for the account of, or loans made to, the Reorganized Debtors by the New Lenders pursuant to the applicable Amended and Restated Loan Facilities shall be deemed to have been and has been extended, issued and made in good faith and for legitimate business purposes. The Amended and Restated Loan Agents and the Amended and Restated Lenders and each of their respective agents, affiliates, current and former officers, directors, employees, managers, attorneys, financial advisors, accountants, investment bankers, consultants, management companies or other professionals or representatives are therefore entitled to any and all releases, indemnifications, reimbursements, or other protections as set forth in the Amended and Restated Loan Facility Documents. The Debtors exercised reasonable business judgment in determining to enter into the Amended and Restated Loan Facilities and the Amended and Loan Facility Documents and have provided sufficient and adequate notice thereof.

PP. The Exit Facility Credit Agreement, the Amended and Restated Second Lien Credit Agreement, together with all related amendments, amendments and restatements, supplements, intercreditor agreements, subordination agreements, guarantee agreements, pledge and security agreements, ancillary agreements, notes, pledges, collateral agreements, pledge and security agreements, mortgages, or deeds of trust, exhibits and schedules to any agreement or document, certificate, or financing statement to be filed in accordance with the Uniform

Commercial Code or other applicable law, account control agreements, opinions as may be agreed between the Reorganized Debtors and the respective agent under each of the Exit Facility and Amended and Restated Second Lien Loan Facility, and any other documents used to create a validly created, attached, enforceable and perfected security interest (collectively, the “Amended and Restated Loan Facility Documents”) will be and are valid, binding, enforceable and authorized obligations of the Reorganized Debtors in accordance with their terms, and shall not be, and shall not be deemed to be, in conflict with any applicable laws. The mortgages, pledges, Liens and other security interests, and all other considerations granted or reaffirmed pursuant to or in connection with the Amended and Restated Loan Facilities and the Amended and Restated Loan Facility Documents (if any), are or will be (as the case may be) valid, binding, effective, and enforceable and granted in good faith, for fair, good and valuable consideration and for legitimate business purposes as an inducement to the lenders to extend credit thereunder and, as such, do not, and hereby are deemed not to constitute fraudulent or avoidable transfers and shall not be otherwise subject to avoidance, recharacterization, disallowance, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any Person or Entity. No third-party consents, authorizations, or approvals are required with respect to the Amended and Restated Loan Facility Documents and none of the Amended and Restated Loan Facility Documents contravene the Reorganized Debtors’ corporate governance documents or constitute any violation of, default under or otherwise contravene any instrument, contract, agreement or other document to which the Reorganized Debtors are a party. The execution and delivery of the Amended and Restated Loan Facility Documents by the Reorganized Debtors and

performance of any obligations thereunder will not result in a violation or default under any instrument, contract, agreements, or other document to which it is a party, including those instruments, contracts, agreements or other documents addressed, modified, created or reinstated under the Plan.

CONDITIONS TO THE CONFIRMATION OF THE PLAN

QQ. Each of the conditions precedent to entry of this Confirmation Order has been satisfied in accordance with Article IX of the Plan or properly waived in accordance with Article IX.C of the Plan.

CONDITIONS TO THE CONSUMMATION OF THE PLAN

RR. Each of the conditions precedent to the Effective Date as set forth in Article X of the Plan, is reasonably likely to be satisfied or waived, in accordance with the terms of the Plan.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

SS. Article VI.A of the Plan provides, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, that all Executory Contracts and Unexpired Leases shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. Moreover, Article VI.A of the Plan provides for the assignment of Executory Contracts or Unexpired Leases to which ARP is a party, from ARP to Titan Energy Operating, LLC, pursuant to sections 365 and 1123 of the Bankruptcy Code. Such assumptions and assumptions and assignments, as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code are hereby approved. The Debtors are not rejecting any Executory Contracts or Unexpired Leases.

GLOBAL SETTLEMENT UNDER THE PLAN

TT. The provisions of the Plan, as discussed in detail in the Disclosure Statement, constitute a good-faith compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim or Interest may have with respect to any Impaired Allowed Claim, or any distribution to be made on account of such Impaired Allowed Claim. The entry of this Confirmation Order constitutes the Court’s approval of all of the foregoing compromises and settlements embodied in the Plan, including its release, injunction, exculpation and compromise provisions, which are mutually dependent and non-severable. Such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, with the consent of the Required Consenting Creditors (not to be unreasonably withheld), the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Persons. In the event that, for any reason, the Effective Date does not occur, the Debtors and the Restructuring Support Parties, reserve all of their respective rights with respect to any and all disputes resolved and settled under the Plan.

UU. In reaching its decision on the substantive fairness of the compromises and settlements contained in the Plan, the Court considered the following factors: (i) the balance between the probability of success of potential litigations and the future benefits of such compromises and settlements; (ii) the likelihood of complex and protracted litigation and the risk and difficulty of collecting on the judgment; (iii) the paramount interest of creditors; (iv) the proportion of creditors and parties in interest that support the compromises and settlements; (v) the competency of counsel; (vi) the nature and breadth of releases to be granted to officers and directors; and (vii) the extent to which the compromises and settlements are the product of arm’s-length bargaining. The Court also considered the purposes of a “prepackaged” chapter 11 case and the negative impact and disruption upon the Debtors’ Estates and operations arising from a nonconsensual bankruptcy. The Court finds that these factors each weigh in favor of approving the compromises and settlements embodied in the Plan.

VV. The compromises and settlements set forth in the Plan (a) are a permitted means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (b) are integral elements of the transactions incorporated into the Plan; (c) confer material benefits on, and are in the best interests of, the Debtors, the Estates, and holders of Claims and Interests; (d) are important to the overall objectives of the Plan; (e) are fair and equitable and represent a resolution within the range of reasonableness; and (f) are consistent with, and satisfy the requirements of, sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. The compromises and settlements set forth in the Plan, therefore, are approved.

RELEASES, EXCULPATIONS AND INJUNCTIONS OF RELEASED PARTIES

WW. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the discharge, releases, exculpations, and injunctions set forth in Article VIII of the Plan (collectively, the “Releases”). Sections 105(a) and 1123(b) of the Bankruptcy Code permit issuance of the injunctions and approval of the releases, exculpations, and injunctions set forth in Article VIII of the Plan. Based upon the record of the Chapter 11 Cases and the evidence proffered or adduced at the Combined Hearing, the Court finds that the discharge, releases, exculpations, and injunctions set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law. Further, the discharge, releases, exculpations, and injunctions contained in Article VIII of the Plan are integral components of the Plan.

XX. The Releases constitute good-faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and (i) are in the best interests of the Debtors, their Estates and holders of Claims and Interests; (ii) are fair, equitable, and reasonable; and (iii) are necessary and integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan. The failure to approve the Releases would seriously impair the Debtors’ ability to confirm the Plan. Support for the Plan by the Restructuring Support Parties is conditioned upon approval of the Releases, without which the Restructuring Support Parties would not have supported the Plan.

YY. Each provision of the Releases (i) is within the jurisdiction of the Court under 28 U.S.C. § 1334; (ii) is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) is an integral element of the settlements and transactions incorporated into the Plan; (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates, and holders of Claims and Interests; (v) is important to the overall objectives of the Plan to finally resolve all Claims and Interests among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors’ reorganization; and (vi) is consistent with sections 105, 1123 and 1129 of the Bankruptcy Code and all other applicable law.

ZZ. Each non-Debtor Released Party that will benefit from the Releases either shares an identity of interest with the Debtors (by virtue of indemnification obligations or otherwise), was instrumental to the successful prosecution of the Chapter 11 Cases, and/or provided a substantial contribution to the Debtors, which value provided a significant benefit to the Debtors’ Estates. The Releases are, individually and collectively, integral to, and necessary for the successful implementation of, the Plan, essential to the Debtors’ reorganization and supported by substantial consideration. Releases of non-Debtor parties pursuant to Article VIII of the Plan are subject to the terms of the Plan. Such Releases are binding upon and are granted for the benefit of (a) the First Lien Agent, (b) the Second Lien Agent, (c) the holders of Notes Claims, (d) the Indenture Trustees, (e) the Restructuring Support Parties, (f) the Hedging Lenders, (g) all holders of Impaired Claims other than the Excluded Releasing Parties, (h) the holders of Unimpaired Claims, (i) counsel and other advisors to the Ad Hoc Group, and (j) with respect to the foregoing Entities in clauses (a) through (i), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment advisors, investment bankers, investment managers, consultants, representatives, and other professionals, each solely in their capacity as such. The Ballots explicitly stated the following: (a) those who submit a Ballot and vote to reject the Plan and choose not to opt out of the Releases are deemed to have accepted to the Releases; (b) those that vote to accept the Plan are automatically deemed to accept the Releases; and (c) those that abstain from returning a Ballot are not deemed to accept the Releases.

AAA. Holders of Claims that either (i) submitted a Ballot voting to accept the Plan or (ii) submitted a Ballot voting to reject the Plan, but not opting out of the Releases were given due and adequate notice that they would be accepting the Plan Releases by acting in such a manner. The Releases were also disclosed and explained on the Ballots, in the Disclosure Statement and Plan, and in the notice of the Combined Hearing. Accordingly, in light of all of the circumstances, the Releases satisfy the applicable standards contained in In re Metromedia Fiber Network, Inc., 416 F.3d 136 (2d Cir. 2005), are fair to the releasing parties, and are otherwise appropriate under In re Johns-Manville Corp., 600 F.3d 135 (2d Cir. 2010).

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1. Solicitation. The Solicitation Procedures, Solicitation Packages, and the Solicitation were appropriate and satisfactory and were in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and the Guidelines. The Disclosure Statement, the Solicitation, and the Disclosure Statement are approved in all respects.

2. Ballots. The form of Ballots annexed to the Scheduling Motion are adequate and appropriate, are in compliance with Bankruptcy Rule 3018(c) and the Guidelines, conform to Official Form No. 14, and are approved in all respects. No other ballots are or were required.

3. Notice of the Plan. Notice of the Plan (including the Plan Supplement), the exhibits thereto (and all amendments and modifications thereto), the Disclosure Statement, the Solicitation Packages and the Combined Hearing was proper and adequate. In particular, the Debtors mailed or caused to be mailed a copy of the Combined Notice or a summary upon the Notice Parties (as defined in the Debtors’ Scheduling Motion) and holders of Equity Interests.

Together with the issuance of the Publication Notice and transmittal of the Combined Notice, notice to Non-Voting Classes was appropriate and satisfactory and was in compliance with applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and the Guidelines. As set forth in the Scheduling Order, notice of the Combined Hearing has been shortened pursuant to Bankruptcy Rule 9006(c). No further notice or solicitation of votes to accept or reject the Plan from the Non-Voting Classes was necessary.

4. The Disclosure Statement. The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects.

5. Confirmation of the Plan. The Plan (including the Plan Supplement) and each of its provisions (whether or not specifically approved herein) is and are CONFIRMED in each and every respect, pursuant to section 1129 of the Bankruptcy Code, and the terms of the Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, this Confirmation Order. The Effective Date of the Plan shall occur on the date determined by the Debtors when the conditions set forth in Article IX.B of the Plan have been satisfied or, if applicable, have been waived in accordance with Article IX.C of the Plan. The failure to specifically include or refer to any particular article, section or provision of the Plan, Plan Supplement or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Court that this Confirmation Order confirms the Plan and any related documents (including the Plan Supplement) in their entirety.

6. Objections to the Plan Are Overruled. Any objections, statements of informal objections, or responses to the Solicitation Procedures, the Disclosure Statement, or the confirmation of the Plan and the reservation of rights contained therein that (a) have not been withdrawn, waived or settled prior to the entry of this Confirmation Order or (b) are not cured by the relief granted herein are hereby OVERRULED in their entirety and on their merits, and all withdrawn objections or responses are hereby deemed withdrawn with prejudice.

7. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan or any agreement, instrument or other document incorporated therein, including Article V.C of the Plan, on the Effective Date, all property in each Estate and all Causes of Action (except those released pursuant to the Releases by the Debtors) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

8. Implementation of Plan. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including(i) the Corporate Governance Documents; (ii) the Exit Facility; (iii) the Amended and Restated Second Lien

Credit Agreement; (iv) the Registration Rights Agreement; and (v) any and all other agreements, documents, securities and instruments relating to the foregoing. All such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Court without further approval, act, or action under any applicable law, order, rule, or regulation, including, among other things, (a) all transfers of assets that are to occur pursuant to the Plan, the Plan Supplement, or this Confirmation Order; (b) the incurrence of all obligations contemplated by the Plan, the Plan Supplement, or this Confirmation Order and the making of all distributions under the Plan, the Plan Supplement, or this Confirmation Order; and (c) entering into any and all transactions, contracts, leases, instruments, releases, and other documents and arrangements permitted by applicable law, order, rule, or regulation. The authorizations and approvals required to execute the foregoing shall be effective notwithstanding any requirements under non-bankruptcy law. Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors or managers, to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Any or all documents contemplated herein shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law. All counterparties to any documents described in this paragraph are hereby directed to execute such documents as may be required or provided by such documents, without further order of the Court.

9. No Action Required. Under the provisions of applicable non-bankruptcy law and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document (including any documents that are part of the Plan Supplement) to be executed, delivered, adopted, or amended in connection with the implementation of the Plan.

10. Plan Classification Controlling. The terms of the Plan shall govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the holders of Claims in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors and Reorganized Debtors except for voting purposes.

11. Order Binding on All Parties. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are deemed to have accepted the Plan, voted or failed to vote on the Plan, or will receive or retain any property or interests in property under the Plan), all Persons or Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Person acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with any Debtor, and their respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. On the Effective Date, all settlements, compromises, releases (including the Releases), waivers, discharges, exculpations, and injunctions set forth in the Plan shall be effective and binding on all Persons. The Plan and this Confirmation Order constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and this Confirmation Order shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

12. Distributions. All distributions pursuant to the Plan shall be made in accordance with Article VII of the Plan, and such methods of distribution are approved.

13. Other Essential Documents and Agreements. The form of documents comprising the Plan Supplement, any other agreements, instruments, certificates or documents related thereto and the transactions contemplated by each of the foregoing are approved and, upon execution and delivery of the agreements and documents relating thereto by the applicable parties (and the satisfaction of applicable terms and conditions to their effectiveness), shall be in full force and effect and valid, binding and enforceable in accordance with their terms without the need for any further notice to or action, order or approval of this Court, or other act or action under applicable law, regulation, order or rule. The Debtors, and after the Effective Date, the Reorganized Debtors, are authorized, without further approval of this Court or any other party, to execute and deliver all agreements, documents, instruments, securities and certificates relating to such agreements and perform their obligations thereunder, including amendment or modification of such documents in accordance with their terms, the Plan, the Restructuring Support Agreement, this Confirmation Order and applicable non-bankruptcy law and the payment of all fees due thereunder or in connection therewith.

14. Discharge of the Debtors. The Plan discharge provisions set forth in Article III.F. and Article VIII.E of the Plan are approved in all respects, are incorporated herein in their entirety, and are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Court or any other party.

15. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or this Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Causes of Action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in the Debtors or any of their assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. This Confirmation Order shall be a judicial determination of the discharge of all Claims against and Equity Interests in the Debtors, subject to the occurrence of the Effective Date. ARP Equity Interests shall be cancelled, and the Debtors’ liability with respect thereto shall be extinguished completely.

16. Injunction.

a)	The Plan injunction provisions set forth in Article VIII.F of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Court or any other party.

b)	From and after the Effective Date, all persons are permanently enjoined from commencing or continuing in any manner, any Cause of Action released or to be released pursuant to the Plan or this Confirmation Order.

c)	Except as otherwise expressly provided in the Plan, the Plan Supplement or related documents, or for obligations issued pursuant to the Plan, all Persons who have held, hold or may hold Claims or Equity Interests that have been released pursuant to Article VIII or discharged pursuant to Article VIII.F or are subject to exculpation pursuant to Article VIII.D are permanently enjoined, from and after the Effective Date, from taking any of the following actions: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such Released Parties on account of or in connection with or with respect to any such Claims or Equity Interests; (iii) creating, perfecting, or enforcing any encumbrance of any kind against such Released Parties or the property or estate of such Released Parties on account of or in connection with or with respect to any such Claims or Equity Interests; (iv) asserting any right of setoff or subrogation of any kind against any obligations due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors on account of any such Claim; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests released, settled or discharged pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction provisions set forth above do not extend to any action or other proceeding of any kind on account of or in connection with the rights and obligations arising under the Plan, any of the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

17. Releases and Exculpations of Released Parties.

a)	The Releases set forth in Article VIII of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date of the Plan without further order or action on the part of the Court, any of the parties to such Releases or any other party.

b)

Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code and to the fullest extent allowed by applicable law, and except as otherwise specifically provided in the Plan or the Confirmation Order, for good and valuable consideration, the adequacy of which is hereby confirmed and includes the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by the Debtors, the Reorganized Debtors, and the Estates, each on behalf of itself and its predecessors, successors, and assigns, subsidiaries, affiliates, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims or Causes of Action, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, the Estates, the holder of any Claim, or any other Person or Entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or the Estates ever had, now has, or hereafter can, shall, or may have, or would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring efforts and the negotiation, formulation or preparation of any transactions or documents in connection therewith, the Debtors’ intercompany transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by the Plan, the business or contractual arrangements and any other transaction or other arrangement between any Debtor, Reorganized Debtor, or Estate and any Releasing Party, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the Restructuring Transactions, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Definitive Documentation, the Restructuring Support Agreements, First Lien Documents, the Drilling Partnership Secured Hedging Facility Agreement, the Secured Swap Agreements, the Second Lien Credit Agreement, the Notes Indentures, the Swap Contracts, the Exit Facility, the Amended and Restated Second Lien Credit Agreement, the Plan Supplement or related agreements, instruments or other documents created or entered into before or during the Chapter 11 Cases, the distribution of Securities pursuant to the Plan, or upon any other act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date related or relating to any of the foregoing; provided, however, that nothing in Article VIII.B of the Plan shall be construed to release any party or entity from gross negligence, intentional fraud, willful misconduct, or criminal conduct, as determined by a Final Order; provided further, that notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan and/or the Confirmation Order, no provision shall preclude the U.S.

Securities and Exchange Commission from enforcing its police and regulatory powers; and provided further, that notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan and/or the Confirmation Order, no provision shall release any non-Debtor from liability in connection with any legal action or claim brought by the U.S. Securities and Exchange Commission. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any of the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

c)

Releases by Holders of Claims. On and after the Effective Date, to the fullest extent allowed by applicable law, and except as otherwise specifically provided in the Plan or the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed and includes the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement that Plan, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Debtors, the Reorganized Debtors, their Estates, and the Released Parties from any and all claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of a Debtor, the Estates, the holder of any Claim, or any other Person or Entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that such Person or Entity ever had, now has, or hereafter can, shall, or may have, or would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person or Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring efforts and the negotiation, formulation or preparation of any transactions or documents in connection therewith, the Debtors’ intercompany transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, including any tender rights provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is affected by the Plan, the business or contractual arrangements and any other transaction or other arrangement between any Debtor or Estate and any Releasing Party, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the Restructuring Transactions, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Definitive Documentation, the Restructuring Support Agreements, the First Lien Documents, the Drilling Partnership Secured Hedging Facility Agreement, the Secured Swap Agreements, the Second Lien Credit Agreement, the Notes Indentures, the Swap Contracts, the Exit Facility, the Amended and Restated Second Lien Credit Agreement, the Plan Supplement or related agreements, instruments or other documents created or entered into before or during the Chapter 11 Cases, the distribution of Securities pursuant to the Plan, or upon any other act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date related or relating to any of the foregoing; provided, however, that nothing in Article VIII.C of the Plan shall be construed to release any party or entity from gross negligence, intentional fraud, willful misconduct or criminal conduct, as determined by a Final Order; provided further, however that Article VIII.C of the Plan shall not release the Debtors, the Reorganized Debtors, their Estates, and the Released Parties from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city, or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city, or municipality, (iii) any criminal laws of the United States or any domestic state, city, or municipality, (iv) the Securities and Exchange Act of 1934 (as now in effect or hereafter amended), the Securities Act of 1933 (as now in effect or hereafter amended), or other securities laws of the United States or any domestic state, city or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any of the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

d)	Exculpation. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim, obligation, claims, cause of action or liability for any Exculpated Claim, except for gross negligence, intentional fraud or willful misconduct (to the extent such duty is imposed by applicable non-bankruptcy law) as determined by a Final Order, but in all respects such Persons or Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors and the Reorganized Debtors and, to the extent applicable, the other Exculpated Parties (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Plan securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

18. Indemnification Obligations. On and after the Effective Date, the Reorganized Debtors shall assume (i) subject to Article V.Q of the Plan, all indemnification obligations in place as of the Effective Date (whether in bylaws, certificates of incorporation, board resolutions, contracts, or otherwise) for the current directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors who served in those capacities on or after the Petition Date, and (ii) all indemnification obligations and expense reimbursement obligations of the

Debtors arising under the First Lien Documents in favor of the First Lien Secured Parties, under the Second Lien Document in favor of the Second Lien Secured Parties, or their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors. All such indemnification obligations, including those obligations pursuant to the D&O Liability Insurance Policies and D&O Indemnification Provisions and all indemnification obligations and expense reimbursement obligations of the Debtors arising under the First Lien Documents and Second Lien Documents, shall survive confirmation of the Plan, remain unaffected thereby, be enforceable against the Reorganized Debtors, and not be discharged, irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with any event occurring before, on or after the Petition Date. Entry of this Confirmation Order constitutes approval of the Debtors’ foregoing assumption of such indemnification obligations. Further, the indemnification and expense reimbursement provisions of the First Lien Credit Agreement and First Lien Documents shall continue to govern with respect to any obligations governing the relationship between the First Lien Secured Parties (including those provisions relating to the First Lien Agent’s rights to seek expense reimbursement, indemnification and similar amounts from the First Lien Lenders) or that may survive termination or maturity of the First Lien Credit Facility in accordance with the terms thereof. Moreover, the indemnification and expense reimbursement provisions of the Second Lien Credit Agreement and Second Lien Documents shall continue to govern with respect to any obligations governing the relationship between the Second Lien Secured Parties (including those provisions relating the Second Lien Agent’s rights to seek expense reimbursement, indemnification and similar amounts from the Second Lien Lenders) or that may survive termination or maturity of the Second Lien Credit Agreement in accordance with the terms thereof.

19. Preservation of Insurance. The Debtors’ discharge and release from Claims as provided herein and in the Plan shall not diminish or impair the enforceability of any insurance policy that may provide coverage for Claims against the Debtors, the Reorganized Debtors, their current and former directors and officers, or any other Person. Notwithstanding the foregoing, the preservation of insurance shall not impair nor diminish any Releases under the Plan.

20. Entry into the Registration Rights Agreement. Subject to and upon the occurrence of the Effective Date, the Reorganized Debtors are authorized and directed to enter into and execute the Registration Rights Agreement, and any agreement or document entered into in connection therewith, which shall become effective and binding in accordance with the Plan.

21. Exemption from Registration. To the extent that the Debtors’ Solicitation of the Plan is deemed to constitute an offer of new securities, the Debtors’ prepetition Solicitation shall be exempt from the registration requirements of the Securities Act (and from any equivalent state securities or “blue sky” law) pursuant to section 3(a)(9), which provides that the Securities Act shall not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange,” 15 U.S.C. § 77c(9), and/or section 4(a)(2), which exempts from registration under the Securities Act “ all “transactions by an issuer not involving any public offering,” 15 U.S.C. § 77d(a)(2), and/or the “safe harbor” provisions set forth in 17 C.F.R. § 506 (17 C.F.R. § 230, 501 et seq., being “Regulation D”).

22. The issuance of the Titan Energy, LLC Common Shares under Article V.F of the Plan shall be exempt under section 1145(a) of the Bankruptcy Code from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities.

23. Approval of the Management Incentive Program. On the Effective Date, and pursuant to the Plan, the Reorganized Debtors are adopting and implementing the Management Incentive Program and the Management Incentive Program shall become effective without further action by the Reorganized Debtors or any further approvals (other than this Court’s approval of this Confirmation Order). The Debtors and the Reorganized Debtors are authorized to execute and deliver all agreements, documents, instruments and certificates relating to the Management Incentive Program and to perform their obligations thereunder in accordance with, and subject to, the terms of the Plan, the Management Incentive Program, and any other agreements relating to the Management Incentive Program. The Management Incentive Program satisfies the shareholder approval requirements of Internal Revenue Code section 162(m) because the material terms of the Management Incentive Program were disclosed in the Plan and the Plan Supplement and are approved pursuant to this Confirmation Order.

24. Authorization of Issuance of Titan Energy, LLC Common Shares. The issuance of Titan Energy, LLC Common Shares is authorized without the need for any further corporate action and without any further action by any holder of a Claim or Equity Interest. All of the Titan Energy, LLC Common Shares, issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable.

25. Exemption from Certain Taxes and Fees. Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, all transfers of property pursuant hereto, including (a) the issuance of the Titan Energy, LLC Common Shares and the security interests granted in favor of the lenders under the Exit Facility and the Amended and Restated Second Lien Loan Documents, and hereinafter, the “Amended and Restated Second Lien Documents”), (b) the creation of any mortgage, deed of trust, lien or other security interest; (c) the making or assignment of any lease or sublease; (d) any restructuring transaction authorized by Article V of the Plan; or (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan (including any merger agreements; agreements of consolidation, restructuring, contribution, disposition, liquidation or dissolution; deeds; assignments executed in connection with any transaction occurring under the Plan, or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan) shall not be subject to any stamp, conveyance, mortgage, sales or use, real estate transfer, recording or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

26. Amended and Restated Loan Facilities.

a)	Subject to and upon the occurrence of the Effective Date, the Exit Facility and the Amended and Restated Second Lien Loan Facility (including the transactions contemplated thereby and all actions to be taken undertakings to be made, and obligations to be incurred by the Debtors or the Reorganized Debtors, as the case may be, in connection therewith, including, without limitation, the payment of all fees, indemnities, and expenses provided for therein or otherwise) and the granting of any liens and security interests and entry into and filing of any mortgages in favor of the Amended and Restated Loan Agents securing such obligations are hereby approved and shall be deemed to be valid, binding, and enforceable against the Debtors, the Reorganized Debtors, and their Affiliates party thereto in accordance with their terms, without any further corporate action required by the Debtors or the Reorganized Debtors, as the case may be.

b)	Subject to and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person, the Reorganized Debtors (i) are authorized and directed to enter into and perform under the Exit Facility and the Amended and Restated Second Lien Loan Facility and to execute the Exit Facility Documents and the Amended and Restated Second Lien Documents and grant collateral security required thereunder and (ii) shall execute and make such security and pledge agreements, mortgages or deeds of trust, control agreements, guarantee agreements, intercreditor agreements, certificates, amendments or modifications to any of the foregoing documents executed in connection with the prepetition First Lien Credit Facility and the prepetition Second Lien Credit Facility, and other documents and deliveries as reasonably requested by either the agents or lenders under each of the Exit Facility and the Amended and Restated Second Lien Loan Facility to evidence, confirm, validate, perfect, preserve and enforce the Exit Facility and the Amended and Restated Second Lien Loan Facility and the security interests arising thereunder and related thereto. This Confirmation Order shall constitute (a) approval of the Exit Facility Documents and the Amended and Restated Second Lien Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and (b) authorization for each of the Debtors or the Reorganized Debtors, as the case may be, to undertake any and all acts and actions required to implement the Exit Facility and the Amended and Restated Second Lien Loan Facility, including to execute and deliver the Exit Facility Documents and the Amended and Restated Second Lien Documents, and all other instruments and agreements (including, for the avoidance of doubt, those that grant or amend security interests in collateral) necessary or appropriate to satisfy the conditions to the effectiveness of the Exit Facility and the Amended and Restated Second Lien Loan Facility. Such documents, instruments and agreements shall become effective and enforceable in accordance with their terms on the Effective Date, are hereby ratified, and shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors to which all creditors (existing and hereafter) are and shall be bound thereby. For the avoidance of doubt, any resolutions by the existing Board of Directors ratifying the entry into the Exit Facility and the Amended and Restated Second Lien Loan Facility prior to the Effective Date shall be deemed binding upon the Board of the Reorganized Debtors without the necessity of further action, including ratification, by the Board of the Reorganized Debtors.

c)	Subject to, and upon the occurrence of, the Effective Date, the Exit Facility Documents and the Amended and Restated Second Lien Documents, and any liens and security interests in favor of the Exit Facility Agent, the Exit Facility Lenders, the Amended and Restated Second Lien Agent, or the Amended and Restated Second Lien Lenders securing the obligations of the Reorganized Debtors under the Exit Facility or the Amended and Restated Second Lien Loan Facility, as applicable, shall constitute the legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms. The Exit Facility Documents and the Amended and Restated Second Lien Documents shall be deemed to have been entered into in good faith, for legitimate business purposes and for fair consideration and reasonably equivalent value, are reasonable, shall not be subject to recharacterization, subordination (including equitable subordination), or avoidance for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. On the Effective Date, all of the liens and security interests to be reinstated, assumed, or granted in accordance with the Exit Facility Documents and the Amended and Restated Second Lien Documents shall be legal, binding, and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents and the Amended and Restated Second Lien Documents, as applicable and subject to the Exit Intercreditor Agreement, and shall be deemed perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the terms of the Exit Facility Credit Agreement or the Amended and Restated Second Lien Credit Agreement, as applicable and subject to the Exit Intercreditor Agreement. The Reorganized Debtors and the Persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the Confirmation Order, but subject to the occurrence of the Effective Date, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties. To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtors and Reorganized Debtors, as applicable, or the First Lien Agent or Second Lien Agent that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests, in each case all costs and expenses in connection therewith to be paid by the Debtors or Reorganized Debtors.

d)	Any loans or other extension of credit under the Exit Facility and the Amended and Restated Second Lien Loan Facility shall be deemed to have been extended in good faith (as such term is used in section 364(e) of the Bankruptcy Code) and the granting of Liens and issuance of guarantees to secure such loans and other extensions of credit are approved, reaffirmed and authorized in all respects. For the avoidance of doubt, the agents and lenders under the Exit Facility and the Amended and Restated Second Lien Loan Facility are authorized to take any action that is necessary or appropriate to validate and perfect the Liens and security interests that are granted or reaffirmed in connection with each facility.

e)	Notwithstanding anything to the contrary contained herein or in the Plan (including, without limitation, Article V.H of the Plan), the First Lien Claims and the Second Lien Claims, and the Liens and encumbrances securing such Claims pursuant to the First Lien Documents or the Second Lien Documents, shall not be released, terminated, extinguished, or discharged, and such Claims, Liens, and encumbrances shall continue and remain valid, binding, effective, non-avoidable, and enforceable obligations of the Debtors and the Reorganized Debtors, subject to the terms of the Exit Facility Documents and the Amended and Restated Second Lien Documents, as applicable.

f)	The Debtors and Reorganized Debtors are authorized to pay in full all fees, costs and expenses set forth in the Exit Facility Documents and the Amended and Restated Second Lien Documents, or referred to in any commitment letter, term sheet or financing fee letter associated therewith, or incurred in connection with the Exit Facility and the Amended and Restated Second Lien Loan Facility.

g)	Notwithstanding anything to the contrary in this Confirmation Order or the Plan, on and after the Effective Date, the Court’s retention of jurisdiction pursuant to the Plan shall not govern the enforcement or adjudication of any rights or remedies with respect to or as provided in the Exit Facility Documents or the Amended and Restated Second Lien Documents, and the jurisdictional provisions of such documents shall control.

27. Executory Contracts and Unexpired Leases.

a)	The Executory Contract and Unexpired Lease provisions of Article VI of the Plan are specifically approved in all respects, are incorporated herein in their entirety and are so ordered. The Debtors and Reorganized Debtors are authorized to assume, assume and assign, or reject Executory Contracts and Unexpired Leases in accordance with Article VI of the Plan.

b)	Assumption of Executory Contracts and Unexpired Leases. Pursuant to Article VI.A of the Plan, on the Effective Date, each Executory Contract and Unexpired Lease, including, without limitation, the Drilling Partnership Secured Hedging Facility Agreement, shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. As of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, such assumptions are approved. The assignment of each Executory Contract or Unexpired Lease to which ARP is a party, from ARP to Titan Energy Operating, LLC, pursuant to sections 365 and 1123 of the Bankruptcy Code, as of the Effective Date is approved.

c)	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash as and when due in the ordinary course or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree with the consent of the Required Consenting Creditors (not to be unreasonably withheld).

d)	Adequate Assurance of Future Performance. The only adequate assurance of future performance required for each assumed Executory Contract or Unexpired Lease shall be the promise of the Reorganized Debtor to perform all obligations under such Executory Contract or Unexpired Lease under this Plan. Sufficient adequate assurance of future performance has been provided for each assumed Executory Contract or Unexpired Lease.

28. Restructuring Transactions. The Restructuring Transactions are approved and authorized in all respects, and the Debtors and Reorganized Debtors and their officers, managers and directors are authorized, subject to the consent rights contained in the Plan, to execute, adopt and/or amend such documents (including, without limitation, the Exit Facility Documents and the Amended and Restated Second Lien Documents and the Amended Reorganizational Documents and take such actions as may be reasonably required to implement the Restructuring Transactions in a manner consistent with the Plan, and the tax provisions discussed therein.

29. Cancellation of Notes, Certificates, and Instruments. Unless otherwise provided for in the Plan (including Article V.Q of the Plan) or this Confirmation Order, on the Effective Date, all promissory notes, stock, instruments, indentures, bonds, agreements, certificates or other documents evidencing, giving rise to, or governing any Notes Claims against the Debtors and the ARP Equity Interests shall be deemed cancelled and shall represent only the right, if any, to participate in the distributions to be made pursuant to the Plan. The obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged and, with respect to the ARP Equity Interests, retired and thereafter cease to exist, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. Notwithstanding the foregoing and anything else contained in the Plan, the Senior Notes shall continue in effect solely for the purposes of allowing distributions to be made under the Plan pursuant to the Notes Indentures and for the Indenture Trustees to perform such other necessary functions with respect thereto with the benefit of all the protections and other provisions of the Senior Notes in doing so.

30. Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors or their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in Article VIII.E of the Plan shall be deemed null and void and shall be of no force and effect, and the Debtors shall be entitled to continue to use (in accordance with the remaining provisions of such document, instrument, lease, or other agreement) any land, facilities, improvements, or equipment financed with the proceeds of the First Lien Credit Agreement, Second Lien Credit Agreement, and the Senior Notes. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any executory contract or lease to the extent such executory contract or lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

31. Notwithstanding anything contained in the Plan or this Confirmation Order, any and all security agreements, control agreements, Uniform Commercial Code financing statements and filings, mortgages, deeds of trust, fixture filings and other documents or instruments executed in connection with (i) the First Lien Credit Agreement which grant or perfect security interests in favor of the First Lien Secured Parties, and (ii) the Second Lien Credit Agreement which grant or perfect security interests in favor of the Second Lien Agent (subject to the Existing Intercreditor Agreement) shall remain in effect and shall secure the obligations of the Reorganized Debtors under the Exit Facility Documents or the Amended and Restated Second Lien Documents, as applicable.

32. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including pursuant to the Releases by the Debtors provided by Article VIII.B of the Plan or otherwise), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person on or before the Effective Date (including pursuant to the Releases by the Debtors provided by Article VIII.B of the Plan or otherwise), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply against the Debtors with respect to such Causes of Action upon, after or as a consequence of the Confirmation or consummation of the Plan.

33. Chevron Matters. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, neither the Plan nor this Confirmation Order, nor any other order entered in the Chapter 11 Cases, shall limit, impair or otherwise affect any rights, claims or interests of Chevron U.S.A. Inc., Chevron Northeast Upstream LLC, Chevron Appalachia, LLC, Laurel Mountain Midstream, LLC and their successors in interest or assigns, including with respect to each of the foregoing, all of their Affiliates (as defined in section 101(2) of the Bankruptcy Code) (each of the foregoing, a “Chevron Party”), Williams Laurel Mountain, LLC (“Williams”), Joint Interest Owners (as hereinafter defined) and their Affiliates, and their respective directors, officers, and employees (but excluding the contractors of any of the foregoing and their subcontractors, and their respective directors, officers, and employees) (collectively, “Chevron”) against (1) a Debtor; (2) a Reorganized Debtor; (3) the Estates; (4) New OpCo; (5) New HoldCo; (6) any current or former affiliate, partner, parent, predecessor to, or successor in interest of, any of the foregoing in clauses (1) through (6); or (7) any other Person or Entity, whether or not such Person or Entity is or was a Debtor, other than as against (a) the holders of the First Lien Claims, (b) the First Lien Secured Parties, (c) the Hedging Facility Secured Parties, (d) the Hedging Lenders, (e) the Exit Facility Agent, (f) the Exit Facility Lenders, (g) the holders of the Second Lien Claims, (h) the holders of the Notes Claims, and (i) the holders of the ARP Equity Interests

((a)-(i) solely in such capacities) (collectively, the “Chevron Excluded Parties”), provided, however, that solely for purposes of this paragraph, none of ATLS, New Atlas Holdings, LLC, or Atlas Resource Finance Corporation shall be treated as holders of the ARP Equity Interests. Without limiting the generality of the foregoing, it is expressly intended by the Debtors, and confirmed and ordered by this Court, other than as to the Affected Claims and Interests (as defined below), nothing in, about or related to these Chapter 11 Cases (including the confirmation of the Plan and the entry of the Confirmation Order) shall (i) impair any Chevron right or claim or (ii) prevent Chevron from maintaining, asserting or pursuing any right or claim against any Person or Entity (other than the Chevron Excluded Parties), including any rights of recoupment or setoff, whether arising in contract, tort, equity, Law (as defined below) or otherwise, (x) to contribution, indemnity, subrogation, recovery for breach or default, or similar right, whether arising from or related to conduct or actions (or inactions) prior to or after the Petition Date, (y) arising under, arising from or related to any contract, lease (whether expired or unexpired), assignment, conveyance or other agreement (including, without limitation, any Executory Contract or Unexpired Lease), or (z) relating to liability for regulatory, environmental, reclamation, restoration, remediation, operational, health or safety claims or obligations, whether arising under the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, or any other federal, state, local or other Law. As used herein, “Affected Claims and Interests” shall mean (I) Class 3 (the First Lien Claims), (II) Class 4 (the Second Lien Claims), (III) Class 5 (the Notes Claims), and (IV) Class 9 (the ARP Equity Interests). As used herein, “Law” means any statute, law (including common law), rule, regulation, requirement, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any governmental unit. As used herein, “Joint Interest Owner” means any Person or

Entity with whom both (i) any one or more of Chevron as defined above, and (ii) a Debtor, ATLS, New Atlas Holdings, LLC, or Atlas Resource Finance Corporation are parties to a legal or contractual relationship regarding the ownership of a project, joint venture, or license (a “Joint Ownership Contract”), and their successors in interest (but for the purposes of such Joint Ownership Contract, only in such ownership capacity). Without limiting the generality of the foregoing, Reliance Marcellus, LLC, its parent Reliance Holding USA, Inc., and any successor to either or both (collectively, “Reliance”), are each a Joint Interest Owner due to Reliance’s ownership of Oil and Gas Interests in certain Oil and Gas Leases (as such terms are defined in the Transaction Agreement) commonly held by one or more of Chevron and the Debtors. For the avoidance of doubt, and notwithstanding anything to the contrary herein, nothing under the Plan or this Confirmation Order shall prejudice, waive, or impair any right, remedy, argument, obligation, or defense of any party, successor, or successor in interest, as against any Person or Entity, arising under, arising from or related to the Transaction Agreement, dated as of November 8, 2010, by and among Atlas Energy, Inc., Atlas Energy Resources, LLC, Atlas Pipeline Holdings, L.P., and Atlas Pipeline Holdings GP, LLC (the “Transaction Agreement”) or any document or instrument referred to or contemplated by the Transaction Agreement. Debtors and Reorganized Debtors will perform the obligations under the Transaction Agreement related to Joint HBP Interests, including but not limited to Section 7.15(a)-(b) of the Transaction Agreement, and the obligations under Section 7.9(b) of the Transaction Agreement. As used herein, “Joint HBP Interests” has the meaning given in the Transaction Agreement.

34. Retention of Rights by the State of Ohio. Nothing in the Plan, the Plan Supplement, any document relating to the Plan or this Confirmation Order:

a)	releases, discharges, exculpates, precludes, or enjoins the enforcement of: (i) any liability or obligation to, or any Claim or any cause of action by an Ohio Governmental Unit[3] as defined by section 101(27) of the Bankruptcy Code or other Entity under any applicable Environmental Law[4] to which any Entity is subject as, and to the extent that they are the owner, lessee, permittee, controller, or operator of real property or a regulated operation after the Effective Date (whether or not such liability, obligation, Claim, or cause of action is based in whole or part on acts or omissions prior to the Effective Date); (ii) any liability under any Environmental Law or other applicable police or regulatory law that is not a Claim; (iii) any Claim under any Environmental Law or other applicable police or regulatory law arising after the Effective Date; (iv) any liability to an Ohio Governmental Unit on the part of any Person or Entity other than the Debtors or Reorganized Debtors, or any claim assertable by an Ohio Governmental Unit against any Person or Entity other than the Debtors or Reorganized Debtors; (v) any liability under Environmental Law on the part of any Entity other than the Debtors or Reorganized Debtors; or (vi) any valid right of setoff or recoupment by any Ohio Governmental Unit;

b)	shall enjoin or otherwise bar any Ohio Governmental Unit or other Entity from asserting or enforcing, outside this Bankruptcy Court, any liability described in the preceding clause (a) hereof; provided that (i) the Bankruptcy Court retains jurisdiction to determine whether environmental liabilities asserted by any Ohio Governmental Unit or other Entity are discharged or otherwise barred by the Plan, the Plan Supplement, any document relating to the Plan, this Confirmation Order, or the Bankruptcy Code and (ii) nothing in any of the orders or other documents identified in the preceding subclause hereof divests any tribunal of any jurisdiction it may have under applicable Environmental Law or other police or regulatory laws to adjudicate any defense asserted under any of those orders or other documents; provided that all Ohio Governmental Units and other Entities hereby reserve whatever rights they may have to argue that any tribunal of any jurisdiction has or does not have jurisdiction with respect to the matters described in the preceding subclauses (i) and (ii); or

c)	authorizes the transfer or assignment of any governmental (i) license, (ii) permit, (iii) registration, (iv) authorization or (v) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under non-bankruptcy laws and regulations.

[3]	“Ohio Governmental Unit” shall mean a state or local governmental unit located in the state of Ohio, as defined by section 101(27) of the Bankruptcy Code.
[4]	“Environmental Law” shall mean all federal, state, local, or tribal statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders, agreements and determinations and all common law concerning pollution or protection of the environment, or environmental impacts on human health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Resource Conservation and Recovery Act; the Safe Drinking Water Act; the Surface Mining Control and Reclamation Act of 1977; the Toxic Substances Control Act; and any state, local, or tribal analogues or equivalents, including, without limitation, Ohio Revised Code Chapter 1509 and the rules promulgated thereunder.

35. Texas Comptroller of Public Accounts. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, these provisions will govern the treatment of the claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”): (i) nothing provided in the Plan or this Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (ii) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Comptroller to pursue any non-debtor third parties for tax debts or claims; (iii) any and all tax liabilities owed by Debtors to the Texas Comptroller shall be determined, resolved, and paid when due under and in accordance with the laws of the State of Texas; (iv) all matters involving Debtors’ liabilities to the Texas Comptroller shall be resolved in accordance with the processes and procedures provided by Texas law, including prosecution in Texas state courts; and (v) Debtors shall not request relief from the bankruptcy court with regard to any matters involving Debtors’ liabilities to the Texas Comptroller.

36. Pennsylvania Department of Environmental Protection.

a)	As to the Pennsylvania Department of Environmental Protection, an executive agency of the Commonwealth of Pennsylvania (“Pa DEP”), and a governmental unit as defined by section 101(27) of the Bankruptcy Code, nothing in the Plan, any Plan Supplement, or this Confirmation Order shall expand the scope of discharge, release, or injunction to which the Debtors or Reorganized Debtors are entitled under the Bankruptcy Code, if any. The discharge, release, and injunction provisions contained in the Plan, any Plan Supplement, and this Confirmation Order are not intended and shall not be construed to bar the Pa DEP from, subsequent to this Confirmation Order, pursuing any actions, including but not limited to any police or regulatory action, against anyone.

b)

Notwithstanding anything contained in the Plan, any Plan Supplement, or this Confirmation Order to the contrary, nothing in the Plan, any Plan Supplement, or this Confirmation Order shall discharge, release, impair, or otherwise preclude: (1) any liability to the Pa DEP that is a “claim” within the meaning of section 101(5) of the Bankruptcy Code, irrespective of whether the claim arose on, after, or before the Confirmation Date; (2) any liability to the Pa DEP that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (3) any valid right of setoff or recoupment of the Pa DEP against any of the Debtors or Reorganized Debtors; or (4) any liability of the Debtors or Reorganized Debtors under Pennsylvania or federal environmental laws and regulations, or any related police or regulatory statutes or regulations to the Pa DEP, including but not limited to any liabilities Debtors or Reorganized Debtors have as the owner, lessor, lessee, permittee, occupier, or operator of property that such entity owns, leases, operates, or occupies on, before, and/or after the Confirmation Date. Nor shall anything in the Plan, any Plan Supplement, or this Confirmation Order: (i) enjoin or otherwise bar the Pa DEP from asserting or enforcing, outside the Bankruptcy Court, any liability described in this paragraph; or (ii) divest any court, commission, or tribunal of jurisdiction from resolving any matters relating to the liabilities and/or claims set forth in this paragraph; or (iii) confer in the Bankruptcy Court jurisdiction over any matter as to which it would not have jurisdiction under the Bankruptcy Code.

c)	Moreover, nothing in the Plan, any Plan Supplement, or this Confirmation Order shall release or exculpate any non-debtor, including any Released Parties and/or Exculpated Parties, from any liability to the Pa DEP, including but not limited to any liabilities arising under Pennsylvania or federal environmental laws or regulations, including but not limited to liabilities that arise under permits issued by the Pa DEP, or the criminal laws against the Released Parties and/or Exculpated Parties. Nor shall anything in the Plan, any Plan Supplement, or this Confirmation Order enjoin the Pa DEP from bringing any claim, suit, action, or other proceeding against the Released Parties and/or Exculpated Parties for any liability whatsoever.

d)	Nothing in the Plan, any Plan Supplement, or this Confirmation Order authorizes the assignment or rejection of any lease, license, permit, registration, or governmental authorization or approval of any kind to which the Pa DEP is a party or that requires approval of the Pa DEP in the absence of compliance with all applicable legal requirements under non-bankruptcy law governing such assignment or rejection.

37. Seitel Data Matters. The Debtors are authorized, immediately upon the occurrence of the Effective Date, to assume all agreements or contracts with Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp. and/or Olympic Seismic, Ltd. n/k/a Seitel Canada Ltd. (collectively, “Seitel”) together with all prior amendments, modifications, attachments, schedules, and supplements (collectively, the “Seitel Agreements”). To the extent not paid by Debtors in the ordinary course of business prior to the Effective Date, the cure amount for the assumption of the Seitel Agreements shall be USD $70,833.53. Nothing in the Plan shall modify the Seitel Agreements; provided, however, that for the avoidance of doubt, the restructuring transactions set forth in the Plan shall not constitute a “Change of Control” under any of the Seitel Agreements. Further, the Plan does not affect any future right of Seitel to assert a change of control for future transactions or events that occur subsequent to the Effective Date of the Plan.

38. Retention of Rights by United States.

a)	As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), and any governmental unit as defined by section 101(27) of the Bankruptcy Code (“Governmental Unit”), nothing in the Plan, any Plan Supplement, or Confirmation Order shall expand the scope of discharge, release, or injunction to which the Debtors or Reorganized Debtors are entitled under the Bankruptcy Code, if any. The discharge, release, and injunction provisions contained in the Plan, any Plan Supplement, and Confirmation Order are not intended and shall not be construed to bar the United States and/or any Governmental Unit from, subsequent to the Confirmation Order, pursuing any actions, including but not limited to any police or regulatory action, against anyone.

b)	Notwithstanding anything contained in the Plan, any Plan Supplement, or Confirmation Order to the contrary, nothing in the Plan, any Plan Supplement, or Confirmation Order shall discharge, release, impair, or otherwise preclude: (1) any liability to the United States and/or any Governmental Unit that is a “claim” within the meaning of section 101(5) of the Bankruptcy Code, irrespective of whether the claim arose on, after, or before the Confirmation Date; (2) any liability to the United States and/or any Governmental Unit that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (3) any valid right of setoff or recoupment of the United States and/or any Governmental Unit against any of the Debtors or Reorganized Debtors; or (4) any liability of the Debtors or Reorganized Debtors under police or regulatory statutes or regulations to the United States and/or any Governmental Unit, including but not limited to any liabilities Debtors or Reorganized Debtors have as the owner, lessor, lessee, or operator of property that such entity owns, operates, or leases on, before, and/or after the Confirmation Date. Nor shall anything in this Confirmation Order, the Plan, or any Plan Supplement: (i) enjoin or otherwise bar the United States and/or any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in this paragraph; or (ii) divest any court, commission, or tribunal of jurisdiction from resolving any matters relating to the liabilities and/or claims set forth in this paragraph; or (iii) confer in the Bankruptcy Court jurisdiction over any matter as to which it would not have jurisdiction under the Bankruptcy Code. For the avoidance of doubt, and notwithstanding any provisions of the Confirmation Order, the Plan or any Plan Supplement, all tax claims of the United States shall be treated in the manner set forth in this paragraph and the previous paragraph, including but not limited to any Priority Tax Claims of the United States.

c)	Moreover, nothing in the Confirmation Order, the Plan, or any Plan Supplement shall release or exculpate any non-debtor, including any Released Parties and/or Exculpated Parties, from any liability to the United States and/or any Governmental Unit, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties and/or Exculpated Parties, nor shall anything in this Confirmation Order, the Plan, or any Plan Supplement enjoin the United States and/or any Governmental Unit from bringing any claim, suit, action, or other proceeding against the Released Parties and/or Exculpated Parties for any liability whatsoever.

d)	Nothing contained in the Plan, any Plan Supplement, the Tax Matters Agreement, or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan, any Plan Supplement, the Tax Matters Agreement, or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in this Plan, any Plan Supplement, the Tax Matters Agreement, or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505. Nothing in this paragraph affects the contractual rights or obligations of signatories to the Tax Matters Agreement as against other signatories to the Tax Matters Agreement.

e)	Article VI of the Plan shall not apply to any Executory Contract or Unexpired Lease to which the United States is a party. All contracts, leases, covenants, operating rights agreements between Debtors and the United States, or other interests or agreements held in trust for federally-recognized Indian tribes or held by such Indian landowners in fee with federal restriction on alienation (together, “Federal Contracts”) shall be assumed by Reorganized Debtors. All Federal Contracts shall be unimpaired within the meaning of 11 U.S.C. § 1124, and all rights, obligations, and duties under Federal Contracts shall be preserved as if the Debtors’ bankruptcy cases were never filed, and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. Debtors and Reorganized Debtors agree to cure any default in their obligations under the Federal Contracts. The United States reserves all rights with respect to such Federal Contracts. Nothing in the Plan, any Plan Supplement, or Confirmation Order authorizes the assignment or rejection of any Federal Contract—or any other contracts, leases, licenses, permits, registrations, or governmental authorizations and approvals of any kind—to which the United States is a party or that requires approval of the United States in the absence of compliance with all applicable legal requirements under non-bankruptcy law governing such assignment or rejection.

f)

Any amounts owed to the United States under any interests in the Federal Contracts shall be paid in full when due in the ordinary course and nothing in the Plan or any document implementing the Plan shall be interpreted to set cure amounts or require the United States to approve of and consent to the assignment of any of the Federal Contracts except pursuant to existing regulatory requirements and applicable law. Notwithstanding anything in the Confirmation Order, the Plan, any Plan Supplement, or any document implementing the Plan to the contrary, the United States will retain any and all rights to audit and/or perform any compliance review on the Federal Contracts, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors on the Federal Contracts without those rights being adversely affected by these Chapter 11 Cases. Such rights shall be preserved in full. The Reorganized Debtors will retain all defenses; provided, however, that if the Federal Contracts or applicable non-bankruptcy law require challenges to be made or defenses to be raised in an administrative review process (including, without limitation, the administrative process of the Department of the Interior Office of Natural Resources Revenue), such forum requirements shall be preserved, and the United States shall be permitted to conduct the appropriate administrative review process leading to a final agency determination by the United States. The audit and/or compliance review period shall remain open for the full statute of limitations period established by law.

39. Restructuring Expenses. The Restructuring Expenses (which definition shall be modified to include the reasonable and documented fees and expenses of Lindquist & Vennum LLP and Covington & Burling LLP, as counsel to the Second Lien Agent) shall be Allowed Administrative Expenses without the need for any application to the Bankruptcy Court. On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay in full in Cash all outstanding Restructuring Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the terms of the applicable engagement letters, if any, entered into or acknowledged by the Debtors or other applicable contractual arrangements, including, for the avoidance of doubt, any fees and expenses or other obligations owed to any of the First Lien Secured Parties under the First Lien Documents or the Second Lien Secured Parties under the Second Lien Documents, in each case, whether arising prepetition or postpetition and that are outstanding on the Effective Date, without the need for any application or notice to or approval by the Bankruptcy Court. Restructuring Expenses invoiced after the Effective Date, covering the period prior to or on the Effective Date, shall be paid promptly by Titan Energy, LLC and the Reorganized Debtors following receipt of invoices therefor in accordance with the Restructuring Support Agreement and the terms of the applicable documents giving rise to such rights. Engagement agreements, if any, shall continue to be in full force and effect and shall not be terminated during the pendency of the Chapter 11 Cases and for a reasonable period of time following the Effective Date in order to attend to post-Effective Date matters.

40. Utility Deposits. On the Effective Date, the Debtors are authorized to release any and all funds deposited into any segregated accounts maintained for the benefit of any utility companies pursuant to any interim or final order of the Court approving the Debtors’ proposed form of adequate assurance of payment for future utility services and granting related relief.

41. Statutory Fees. Notwithstanding anything to the contrary contained in the Plan, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee from any of the Debtors at the time of Confirmation. On and after the Effective Date, the Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the U.S. Trustee for each Reorganized Debtor until the entry of a final decree in such Debtor’s Chapter 11 Case or until such Chapter 11 Case is converted or dismissed.

42. Binding Effect of Prior Orders. Pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Cases, all documents and agreements executed by the Debtors as authorized and directed thereunder and all motions or requests for relief by the Debtors pending before the Court as of the Effective Date shall be binding and enforceable and shall inure to the benefit of the Debtors, the Reorganized Debtors and their respective successors and assigns. Further, (a) the Debtors’ admissions and releases contained in the Cash Collateral Order are hereby binding upon the Debtors and all other parties in interest for all purposes as set forth in paragraph 19 of the

Cash Collateral Order, (b) the obligations of the Debtors under the First Lien Documents and Second Lien Documents shall constitute allowed claims for all purposes in these Chapter 11 Cases, (c) the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral (each as defined in the Cash Collateral Order) shall be deemed to have been, as of the Petition Date, legal, valid, binding and perfected first and second priority security interests, as applicable, not subject to recharacterization, subordination or otherwise avoidable, and (d) the First Lien Prepetition Indebtedness, the Second Lien Prepetition Indebtedness and the Prepetition Secured Parties’ security interests in and liens on the Prepetition Collateral (each as defined in the Cash Collateral Order) shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors’ estates (including any successor thereto).

43. Conditions Precedent to Effectiveness. In the event that the conditions precedent to effectiveness set forth in Article X.A of the Plan are not satisfied or waived in accordance with the Plan, upon notification submitted by the Debtors to the Court: (i) the Confirmation Order shall be vacated; (ii) no distributions under the Plan shall be made; (iii) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver, release, or discharge of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order. For the avoidance of doubt, if the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement, compromise, release, waiver, discharge, and exculpation embodied in the

Plan or this Confirmation Order (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant to the Plan, shall be deemed null and void and without legal effect; and (c) nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Person or Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Person or Entity.

44. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

45. Notice of Entry of Confirmation Order and Effective Date. On or before seven days following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order (which may be combined with the Notice of the Effective Date) pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all parties listed in the creditor matrix maintained by Epiq, all holders of Equity Interests, the U.S. Trustee, and such additional persons as deemed appropriate by the Debtors or the Reorganized Debtors, by causing notice of entry of this Confirmation Order (the “Notice of Confirmation”), to be delivered to such parties by first-class mail, postage prepaid. The Debtors shall also post the Notice of Confirmation on the website maintained by the Claims and Noticing Agent, at http://dm.epiq11/ARP (the “Case Website”). The notice described herein is adequate under the circumstances, and no other or further notice is necessary. As soon as practicable after the occurrence of the Effective Date, the Reorganized Debtors shall serve notice of the Effective Date on all parties listed in the creditor matrix maintained by Epiq, all holders of Equity Interests, the U.S. Trustee, and such additional persons as deemed appropriate by the Debtors or the Reorganized Debtors, by causing notice of the Effective Date (“Notice of Effective Date”) to be delivered to such parties by first-class mail, postage prepaid. The Reorganized Debtors shall also post the Notice of Effective Date on the Case Website. The Debtors or the Reorganized Debtors will also file a Form 8-K with the Securities Exchange Commission as soon as reasonably practicable after the Effective Date. The notice described herein is adequate under the circumstances, and no other or further notice is necessary.

46. Filing and Recording. This Confirmation Order is and shall be binding upon all persons or entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities that may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

47. Retention of Jurisdiction. Except as expressly provided in Article XI of the Plan and this Confirmation Order (including paragraph 26(g) hereof), the business and assets of the Debtors shall remain subject to the jurisdiction of this Court until the Effective Date. Notwithstanding the entry of this Confirmation Order, except as provided in this Confirmation Order (including paragraph 26(g) hereof), from and after the Effective Date, the Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including jurisdiction over those matters and issues described in Article XI of the Plan.

48. Modifications and Amendments. Subject to the terms of the Restructuring Support Agreement, the Plan may be amended, modified, or supplemented by the Debtors, with the consent of the First Lien Agent and the Required Consenting Creditors, in accordance with the terms thereof and in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. Before the Effective Date, the Debtors, with the consent of the First Lien Agent and the Required Consenting Creditors, may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court, subject to the Plan and the Restructuring Support Agreement. All such modifications or amendments to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

49. Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

50. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

51. Applicable Non-bankruptcy Law. Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, the Plan Supplement and related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

52. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Bankruptcy Court or the Office of the U.S. Trustee is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

53. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

54. Waiver of Section 341(a) Meeting. As of the date of this Confirmation Order, the Section 341(a) Meeting has not been convened. The convening of the Section 341(a) Meeting is hereby waived in accordance with Part VII.B. of the Guidelines.

55. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

56. Operating Reports. The Reorganized Debtors shall file post-confirmation operating reports in compliance with the United States Trustee’s Operating Guidelines and Reporting Requirements for Debtors in Possession and Trustees until the entry of (i) a Final Decree closing these Chapter 11 Cases or (ii) an order dismissing or converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code.

57. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

58. Inconsistency. To the extent of any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall govern.

59. Stay of Confirmation. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are hereby waived. This Confirmation Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d), or 7062.

60. Order Effective Immediately. Notwithstanding Bankruptcy Rules 3020(e) or 7062 or otherwise, the stay provided for under Bankruptcy Rule 3020(e) shall be waived and this Confirmation Order shall be effective and enforceable immediately upon entry. The Debtors are authorized to consummate the Plan and the transactions contemplated thereby immediately after entry of this Confirmation Order and upon, or concurrently with, satisfaction of the conditions set forth in the Plan.

61. Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate their business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for such services rendered after such date will terminate, and the Reorganized Debtors may employ and pay Professionals in the ordinary course of business following the Effective Date.

62. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article IX.B of the Plan have been satisfied or waived pursuant to Article IX.C of the Plan.

New York, New York
August 26, 2016

/s/ Sean H. Lane
HONORABLE SEAN H. LANE
UNITED STATES BANKRUPTCY JUDGE

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